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Exhibit 10.18

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4),
200.83 and 230.406.

EXCLUSIVE OPTION AGREEMENT

        THIS EXCLUSIVE OPTION AGREEMENT (the "Agreement") is made as of October 21, 2002 (the "Option Effective Date") by and between METABASIS THERAPEUTICS, INC., a Delaware corporation ("Metabasis"), and SANKYO CO., LTD., a Japanese corporation ("Sankyo").

RECITALS

        WHEREAS, Sankyo and Metabasis are parties to that certain Amended and Restated Collaborative Research and Development and License Agreement, dated as of June 30, 1999, as amended on February 9, 2000 and March 22, 2001 (the "Restated Agreement"), for the development of products for treatment of Diabetes;

        WHEREAS, the Research Program Term under the Restated Agreement expired on May 1, 2002;

        WHEREAS, pursuant to the Restated Agreement, Metabasis has, among other things, granted to Sankyo an exclusive, worldwide license to the Licensed Compound referred to as CS-917 and Products incorporating such Licensed Compound; and

        WHEREAS, Metabasis and Sankyo wish to enter into this Agreement to, among other things, provide Sankyo an exclusive option to obtain an exclusive license to a new Back-up Compound for CS-917 and an exclusive first right to negotiate a new agreement with Metabasis for discovery and commercialization of next generation compounds in the Field on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

        Except as otherwise defined in this Agreement, all capitalized terms used in this Agreement have the meaning given such terms in the Restated Agreement.

        1.1   "Back-up Compound" means any and all Compounds that have properties, results and effects that are substantially similar to CS-917.

        1.2   "CS-917" means that certain Compound known as CS-917 (also known as MB6322), which is a Licensed Compound under the Restated Agreement.

        1.3   "Current Back-up Compound" means the Back-up Compound for CS-917 known as MB6835.

        1.4   "Diabetes" means insulin-dependent diabetes mellitus (Type I Diabetes), noninsulin-dependent diabetes mellitus (Type II Diabetes) and other conditions of high blood glucose.

        1.5   "Discovery Period" means the period from May 1, 2002 through the end of the Option Term.

        1.6   "Event of Force Majeure" has the meaning set forth in Section 9.1

        1.7   "Field" means the treatment of Diabetes by means of lowering blood glucose levels by direct suppression of hepatic gluconeogenesis by inhibiting fructose-1, 6-bisphosphatase.

        1.8   "Indemnified Party" has the meaning set forth in Section 6.7.

        1.9   "Indemnifying Party" has the meaning set forth in Section 6.7.

        1.10 "Information" has the meaning set forth in Section 7.2.

        1.11 "License" has the meaning set forth in Section 3.1.

        1.12 "Loan Agreement" means the Convertible Term Loan Agreement, dated June 30, 1999, between Sankyo and Metabasis.

        1.13 "Losses" has the meaning set forth in Section 6.7.

        1.14 "Metabasis Activities" means the activities conducted by Metabasis pursuant to Section 2.1.

        1.15 "Negotiation Period" has the meaning set forth in Section 4.2(a).

        1.16 "Negotiation Right" has the meaning set forth in Section 4.1.

        1.17 "New Agreement" has the meaning set forth in Section 4.1.

        1.18 "New Back-up Compound" means a Back-Up Compound to CS-917 that is more suitable with respect to the Field, and/or has a better phannacokinetic and toxicological profile, than CS-917 or the Current Back-up Compound.

        1.19 "Next Generation Compounds" means any and all compounds in the Field owned or licensed (with a right to sublicense) by Metabasis, other than (a) Compounds to which Sankyo may have rights under the Restated Agreement and (b) the New Back-up Compound should the Option for one be exercised as set forth in Section 3.2.

        1.20 "Option" has the meaning set forth in Section 3.1.

        1.21 "Option Notice" has the meaning set forth in Section 3.2.

        1.22 "Option Term" means the period beginning on the Option Effective Date and ending on the earlier of (a) the date that is eighteen (18) months after the Option Effective Date, or (b) the date that is ninety (90) days after dosing of the last patient in the fourteen (14)-day, multiple dose study of CS-917 in Type II Diabetes, unless terminated earlier as provided in Section 8.2. The Option Term shall be automatically extended: (a) for the duration of any Event of Force Majeure; (b) for the period of time equal to the aggregate of any time periods during which Metabasis is in breach under any material provision of this Agreement; and (c) if the last day of the Option Term falls on a Saturday, Sunday, or holiday, through and including the next business day following such Saturday, Sunday or holiday (as used herein, "holiday" means any holiday which is recognized by the government of Japan).

        1.23 "Third Party Conditions" has the meaning set forth in Section 4.2(c).

ARTICLE 2

ACTIVITIES IN THE FIELD

        2.1    Metabasis Activities.    During the Option Term, Metabasis will conduct discovery and evaluation activities in the Field, including making reasonable efforts to identify New Back-up Compounds. Subject to Section 2.6, Metabasis will have sole right to make decisions regarding how to conduct the Metabasis Activities; provided that Metabasis will conduct the Metabasis Activities in good scientific manner and in compliance with applicable legal requirements, to attempt to achieve efficiently and expeditiously its objectives. Metabasis shall proceed diligently with the Metabasis Activities by using good faith efforts.

        2.2    Assigned Researchers.    Metabasis agrees to assign, at all times during the Option Term, between [***] and [***] full-time equivalent researchers to the Metabasis Activities, the specific number within such range to be determined by Metabasis.

        2.3    Data.    Metabasis will maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and as will properly reflect all work done and results achieved in the performance of the Metabasis Activities (including all data in the form required under any applicable governmental regulations). Metabasis shall provide Sankyo the right to inspect such records, and, as requested from time to time by Sankyo, shall provide copies of all requested records, to the extent reasonably required for the exercise of Sankyo's rights under this Agreement; provided that Sankyo shall maintain such records and the information of Metabasis contained therein in confidence in accordance with Article 7 and shall not use such records and information except to the extent otherwise permitted by this Agreement.

        2.4    Quarterly Reports.    Metabasis will provide to Sankyo no later than fourteen (14) days after the Option Execution Date a written report which shall describe in reasonable detail the discovery and evaluation activities undertaken in the Field by Metabasis during the period commencing on May 1, 2002 and ending on the Option Effective Date, which such report shall include, without limitation, information on the chemical structure of, and data generated on, any potential New Back-up Compound discovered by Metabasis during such period. Thereafter, Metabasis will provide to Sankyo no later than fourteen (14) days after the end of each calendar quarter during the Option Term a written report which shall reasonably detail and evaluate the Metabasis Activities performed during such calendar quarter and the results thereof.

        2.5    Delivery of Compounds.    Metabasis will promptly identify and deliver to Sankyo [***] information on the chemical structure of, data generated on, and (if so requested) reasonable quantities (for research and preclinical pharmacology use) of, any potential New Back-up Compound. Upon termination of this Agreement by Sankyo pursuant to Section 8.2, Metabasis will promptly identify and deliver to Sankyo (for research and preclinical pharmacology use) [***] of the quantity of any potential New Back-up Compound in the possession of Metabasis.

        2.6    Evaluation of New Back-up Compound.    In the event that Sankyo decides, in its sole discretion, to test any potential New Back-up Compound discovered by Metabasis during the Discovery Period, Metabasis will promptly provide such compound to Sankyo so that Sankyo may engage in such evaluation. Sankyo will test such compound to evaluate such compound as a New Back-up Compound in a timely manner in accordance with industry standards and Sankyo's internal practices. Sankyo will have the sole right to make decisions regarding how to conduct such evaluation, but will keep Metabasis reasonably informed of the results of such evaluation and involve Metabasis in the evaluation process in a manner consistent with the parties' practices under the Restated Agreement. No later than [***] after completion of each quality control check on the results of Sankyo's evaluation of any potential New Back-up Compound, which Sankyo will perform in a timely manner consistent with Sankyo's internal practices, Sankyo will provide Metabasis with a report describing the results of the

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evaluation of such New Back-up Compound in reasonable detail. Metabasis will have the right to use for any and all purposes any data, results and other information contained in any such report. In addition, Sankyo agrees to reasonably consider requests by Metabasis for additional information generated by Sankyo in connection with the evaluation of any potential New Backup Compound pursuant to this Section 2.6 and to provide such additional information to Metabasis, with Metabasis [***], in the event that Metabasis reasonably deems such additional information to be necessary in order for it to comply with applicable legal requirements or regulatory requests. The foregoing shall not, however, be deemed to require Sankyo to preserve or maintain records or internal data as to tests or test results other than in a manner consistent with Sankyo's internal practices.

ARTICLE 3

GRANT AND EXERCISE OF OPTION

        3.1    Grant of Option.    Metabasis hereby grants to Sankyo an exclusive option (the "Option") to obtain an exclusive license to anyone (1) New Back-up Compound discovered by Metabasis during the Discovery Period (the "License"), which License, should the Option be exercised as set forth in Section 3.2, will be granted pursuant to Section 6.1.1(b) of the Restated Agreement and otherwise on the terms and conditions set forth in the Restated Agreement, including, without limitation, Articles 6 and 7 of the Restated Agreement; provided, however, that, in the event such Recommended Compound is designated a Candidate Compound, Sankyo will [***]. Sankyo will designate the one (1) New Back-up Compound discovered by Metabasis which is subject to the Option by providing written notice to Metabasis identifying such New Back-up Compound on or prior to the date that is [***] after the end of the Option Term.

        3.2    Exercise of Option.    Subject to Section 4.3(c), if Sankyo has designated a New Back-up Compound pursuant to Section 3.1 and, at any time during or after the Option Term, Sankyo decides, pursuant to the Restated Agreement, to terminate development of CS-917 and not to develop, or terminate development of, the Current Back-up Compound, then Sankyo may elect to exercise the Option pursuant to this Section 3.2. Sankyo may exercise the Option for the New Back-up Compound designated by Sankyo pursuant to Section 3.1 by providing Metabasis written notice (the "Option Notice") stating that Sankyo has exercised the Option with respect to such New Back-up Compound. Upon the date that Metabasis receives the Option Notice, the License to such New Back-up Compound shall become effective and such New Back-up Compound shall be deemed a Recommended Compound under the Restated Agreement. Sankyo may not conduct any clinical testing of any New Back-up Compound or potential New Back-up Compound unless and until Sankyo exercises the Option with respect to such New Back-up Compound; provided, that Sankyo shall be entitled prior to exercise of the Option to engage in evaluation, preclinical testing or Phase I clinical studies of any such New Back-up Compound or potential New Back-up Compound pursuant to Section 2.6. In addition, upon Sankyo's exercise of the Option with respect to a New Back-up Compound, Sankyo will not conduct any further clinical testing of CS-917 or the Current Back-up Compound.

ARTICLE 4

RIGHT OF FIRST NEGOTIATION

        4.1    Grant of Negotiation Right.    Metabasis hereby grants to Sankyo an exclusive first right to negotiate (the "Negotiation Right") with Metabasis during the Option Term for a new collaborative research, development and commercialization agreement between the parties for the discovery, development and commercialization of Next Generation Compounds in the Field (the "New Agreement"). During the Option Term, Metabasis will not perform any research and development work for any Third Party in, or with respect to, the Field. It is understood that Metabasis presently conducts, and may conduct during the Option Term, research for itself in the Field and for itself and others outside the Field.

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        4.2    Exercise of Negotiation Right.

          (a)   Sankyo may exercise the Negotiation Right only during the Option Term by providing Metabasis written notice of its election to exercise the Negotiation Right. If Sankyo exercises the Negotiation Right in accordance with this Section 4.2, Sankyo and Metabasis will negotiate in good faith regarding commercially reasonable terms and conditions of the New Agreement, which shall include those terms set forth in Section 4.3 and such additional terms and conditions as Sankyo and Metabasis may agree upon following good faith negotiations, until the earliest to occur of the following events: (i) execution of the New Agreement; (ii) mutual written agreement of the parties to end negotiations; or (iii) [***] following the expiration of the Option Term (the "Negotiation Period"). Metabasis will negotiate exclusively with Sankyo under this Section 4.2(a) during the Negotiation Period.

          (b)   If Sankyo does not exercise the Negotiation Right during the Option Term, or the parties do not enter into the New Agreement within the Negotiation Period, Metabasis shall be free to continue the discovery, development and commercialization of Next Generation Compounds owned or licensed by Metabasis, and may proceed to establish business arrangements with third parties with respect to such activities, without any further obligation to Sankyo under this Agreement with respect to such Next Generation Compounds, except as set forth in Section 4.2(c).

          (c)   If Sankyo exercised the Negotiation Right during the Option Term, but the parties did not enter into the New Agreement within the Negotiation Period, then during the [***] period following the Negotiation Period, Metabasis will not enter into a binding agreement with a Third Party concerning the discovery, development or commercialization of Next Generation Compounds which includes (i) economic terms that are more favorable to such Third Party, in the aggregate, than those set forth in Section 4.3(a) (provided that, for purposes of determining whether such economic terms are more favorable to such Third Party, the payment described in Section 4.3(a)(i) shall be deemed to be [***], taking into account any [***]) and (ii) non-economic terms relating to drug discovery and evaluation that are more favorable to such Third Party, in the aggregate, than those set forth in the Restated Agreement, unless (x) Metabasis provides Sankyo with written notice setting forth the material terms and conditions upon which Metabasis proposes to enter into an agreement with such Third Party (the "Third Party Conditions") and (y) Sankyo does not, within [***] after receiving such notice of the Third Party Conditions, commit in writing to enter into an agreement with Metabasis on the Third Party Conditions. If Sankyo commits in writing to enter into an agreement with Metabasis on the applicable Third Party Conditions during such [***] period, then the parties will promptly enter into an agreement on such Third Party Conditions and other terms and conditions customary for such an agreement in the industry. If the parties do not agree on all terms and conditions (other than the Third Party Conditions) of such agreement, then the parties will resolve the dispute regarding such terms and conditions pursuant to Section 9.6. If Sankyo does not commit in writing to enter into an agreement with Metabasis on the Third Party Conditions during such [***] period, then Metabasis may, within the next succeeding [***] period, enter into an agreement with such Third Party concerning the discovery, development or commercialization of Next Generation Compounds on substantially the same terms as set forth in Metabasis' notice to Sankyo. If Metabasis does not enter into an agreement on such terms within such [***] period, then Metabasis shall no longer have the right to enter into an agreement with a Third Party concerning the discovery, development or commercialization of Next Generation Compounds without again fully complying with the provisions of this Section 4.2(c). This Section 4.2(c) will terminate at the end of the [***] period after the expiration of the Negotiation Period or, if earlier, upon Metabasis entering into an agreement with a Third Party or Sankyo concerning the discovery, development or commercialization of Next Generation Compounds in compliance with the provisions of this Section 4.2(c).

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          Notwithstanding the above, if the Third Party Conditions include a term or terms that [***]. An example of such a term would include but not be limited to [***].

        4.3    Terms of New Agreement.

          (a)   The economic terms of the New Agreement will be the same as the comparable economic terms of the Restated Agreement (which is attached as Exhibit A hereto for reference), except as follows:

            (i)    the payment due upon execution of the New Agreement will be [***], which [***];

            (ii)   the research funding under the New Agreement shall be [***] per year and the research period under the New Agreement shall be for [***];

            (iii) the development milestone payments under the New Agreement will be payable as follows:

Milestone Achieved	Payment
Selection of Next Generation Compound for further Development and evaluation by applicable Sankyo committee	[***]
First filing of an IND	[***]
Proof of efficacy in clinical study	[***]
First filing of an NDA	[***]
First approval of an NDA (or receipt of marketing approval) in the US or a Primary Country	[***]

            (iv)  the royalty payable under the New Agreement shall be [***] of Net Sales in all jurisdictions;

          (b)   The number of full-time equivalent researchers allocated by Metabasis to perform research and development activities pursuant to the New Agreement shall fall within the range set forth in Section 3.1.2 of the Restated Agreement. If Sankyo and Metabasis enter into a New Agreement, any New Back-up Compound designated by Sankyo pursuant to Section 3.1 may, at the election of Sankyo, be treated as a Recommended Compound for purposes of the New Agreement, and, in such event, notwithstanding Section 3.2, Sankyo shall not be obligated to cease development of, or otherwise give up rights to, CS-917 or the Current Back-up Compound. All potential New Back-up Compounds discovered by Metabasis during the Discovery Period shall, upon execution of the New Agreement, be deemed Research Compounds thereunder. Under the New Agreement, Sankyo may withhold from royalties due to Metabasis thereunder amounts for payment of any withholding tax that Sankyo has paid to any taxing authority with respect to the royalty amounts due to Metabasis thereunder; provided, however, that the net amount payable to Metabasis for any royalty period shall in no event be reduced by more than [***] of the royalties owing to Metabasis for such royalty period. All other amounts payable by Sankyo to Metabasis under the New Agreement shall represent the actual net proceeds to be received by Metabasis and Sankyo would be responsible for payment of any withholding taxes thereon; provided, however, that Sankyo shall have the right to deduct from the milestone payments to Metabasis for "First filing of an NDA" and for "First approval of an NDA (or receipt of marketing approval) in the US or a Primary Country" under the New Agreement, as described in Section 4.3(a)(iii) of this Agreement, an amount equal to [***] of any withholding tax arising from payment of such milestone payment; provided further that the amount of withholding tax deducted from any such milestone payment may not exceed [***] of the total amount of such milestone payment. In addition, the parties agree to reasonably cooperate in obtaining a refund or credit of any withholding taxes paid with respect to any amounts paid to Metabasis under the New Agreement, and any refund or credit obtained will belong to the parties [***]; and

          (c)   The terms of the New Agreement, other than economic terms described in Section 4.3(a) and the other terms described in Section 4.3(b), related to drug discovery and evaluation will be substantially the same as the comparable terms of the Restated Agreement.

        4.4    No Negotiation.    During the Option Term, Metabasis will not, and will not authorize or permit its employees, officers, directors, agents, affiliates or representatives to solicit, initiate or otherwise engage in any discussion or negotiation with any Third Party with respect to an agreement for the performance of research and development work in, or with respect to, the Field, or concerning

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the discovery, development or commercialization of any Next Generation Compound or otherwise perform any research or development work in the Field for or on behalf of any Third Party.

ARTICLE 5

PAYMENT OBLIGATIONS

        5.1    Rights Fee.    In consideration for the rights granted to Sankyo under this Agreement, Sankyo shall pay to Metabasis a one-time, non-refundable fee equal to US$8,500,000 within ten (10) business days after the Option Effective Date. If Sankyo and Metabasis enter into the New Agreement, Sankyo will [***] under the New Agreement.

        5.2    Taxes.    The amounts payable by Sankyo to Metabasis under this Agreement [***]. Metabasis agrees to reasonably cooperate with Sankyo in obtaining a refund of any withholding taxes paid by Sankyo with respect to any such amount paid to Metabasis under this Agreement. In the event that Metabasis is successful in obtaining any refund of any withholding taxes paid by Sankyo with respect to such amount payable to Metabasis under this Agreement, Metabasis agrees to promptly remit the amount of such refund to Sankyo.

        5.3    Payment Terms.    All payments due to Metabasis under this Agreement will be paid in United States dollars by bank wire transfer in immediately available funds to such account as Metabasis has specified to Sankyo in writing reasonably in advance of the date on which such payment is due. Any payment by Sankyo that is not paid [***] due under this Agreement will bear interest, to the extent permitted by applicable law, at [***] the London Interbank Offered Rate (LIBOR) calculated on the date such payment is due.

        5.4    Prepayment of Loan.    Sankyo may, at its option, elect to deduct from the amounts otherwise payable pursuant to Section 5.1 of this Agreement up to (i) US$1,500,000 of the aggregate principal amount outstanding under the Loan Agreement as of the Option Effective Date and (ii) the entire amount of interest accrued under the Loan Agreement through March 29, 2002, which such amount the parties acknowledge and agree is US$535,243.93. Sankyo may exercise the foregoing right by providing Metabasis with written notice in advance of the Payment Date which shall include a statement that Sankyo has elected to exercise its rights pursuant to this Section 5.4. Any such deduction shall constitute full and complete payment of the deducted amount in accordance with the terms of the Loan Documents (as that term is defined in the Loan Agreement). Any outstanding principal amount and accrued interest under the Loan Agreement that is not deducted pursuant to this Section 5.4 shall be payable in accordance with the terms of the Loan Agreement; provided that, notwithstanding any provision of the Restated Agreement or the Loan Agreement to the contrary, Sankyo may not setoff any outstanding principal amount or accrued interest under the Loan Agreement against any amount owing from Sankyo to Metabasis under this Agreement (except as permitted by this Section 5.4), the Restated Agreement or the Loan Agreement.

        5.5    Loan Maturity Date.    Sankyo may, at its option, upon any payment of a milestone payment pursuant to Section 7.3 of the Restated Agreement, elect to change the definition of (x) "First Maturity Date" under the Loan Agreement to "(i) January 10, 2004, or (ii) such earlier date as all of the Obligations shall become due and payable in full", and (y) "Second Maturity Date" under the Loan Agreement to "(i) March 30, 2004, or (ii) such earlier date as all of the Obligations shall become due and payable in full".

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ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

        6.1    Corporate Power.    Each party hereby represents and warrants that such party is duly organized and validly existing under the laws of the jurisdiction of its formation and has full power and authority to enter into this Agreement and to carry out the provisions hereof.

        6.2    Due Authorization.    Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

        6.3    Binding Obligation.    Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

        6.4    Third Party Rights.    Metabasis represents and warrants that, as of the Option Effective Date, the exercise of any of the rights herein granted or conveyed (or which may be granted or conveyed) by Metabasis to Sankyo will not infringe upon any copyright, trade secret or, to its knowledge, any other intellectual property right of any Third Party. Metabasis covenants that, during the term of this Agreement, it will not grant to any Third Party rights to Metabasis' intellectual property in the Field that would prohibit or restrict the exercise of any of the rights granted or conveyed (or which may be granted or conveyed) by Metabasis to Sankyo under this Agreement. Without limiting the foregoing, prior to the expiration of the Negotiation Period, or the expiration of the Option Term without exercise of the Negotiation Right by Sankyo under Section 4.1, Metabasis will not grant to any Third Party any rights with respect to any potential New Back-up Compound discovered by Metabasis during the Discovery Period.

        6.5    Disclaimer of Warranties.    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY FURTHER WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the foregoing, Metabasis expressly does not warrant the success of any of the Metabasis Activities or the safety or usefulness for any purpose of any technology that may be licensed to Sankyo upon exercise of the Option.

        6.6    Limitation of Liability.    EXCEPT FOR ANY BREACH OF THE PROVISIONS OF ARTICLE 7, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER. The parties acknowledge and agree that payments under Article 5 shall in no event be considered special, incidental, consequential, exemplary or punitive damages.

        6.7    Mutual Indemnification.    Each party (the "Indemnifying Party") hereby agrees to save, defend, indemnify and hold harmless the other party and its officers, directors, employees, consultants and agents (each an "Indemnified Party") from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees ("Losses"), to which the Indemnified Party may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of activities performed by the Indemnifying Party pursuant to this Agreement, except to the extent such Losses result from the gross negligence or willful misconduct of any Indemnified Party. In the event an Indemnified Party seeks indemnification under this Section 6.7, it shall inform the Indemnifying Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

ARTICLE 7

CONFIDENTIALITY; PUBLICATION

        7.1    Nondisclosure Obligations.    Except as otherwise provided in this Article 7 and without limiting Metabasis' rights to use reports, data, results and other information provided to Metabasis by Sankyo under Section 2.6 for any and all purposes, during the term of this Agreement and for a period of [***] thereafter (or such longer period as provided under the Restated Agreement or the New Agreement, as applicable), both parties shall maintain in confidence and use only for purposes of this Agreement (or the Restated Agreement or the New Agreement, as applicable) confidential information and data received from the other party pursuant to this Agreement resulting from or related to the Metabasis Activities. Each party agrees to protect the Information of the other party with the same degree of care normally used to protect its own similar Information, but no less than a reasonable degree of care.

        7.2    Exceptions.    For purposes of this Article 7, information and data described above shall be referred to as "Information." To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a party may disclose Information it is otherwise obligated under Section 7.1 not to disclose to its Affiliates, employees, consultants and outside contractors, on a need-to-know basis on condition that such entities or persons agree to keep the Information confidential for the same time periods and to the same extent as such party is required to keep the Information confidential under this Agreement. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the party obligated not to disclose such Information or its Affiliates, employees, consultants or outside contractors in contravention of this Agreement; or (ii) is disclosed to the receiving party or its Affiliates by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other party under this Agreement; or (iii) prior to disclosure under this Agreement was already in the possession of the receiving party of its Affiliates, provided such Information was not obtained directly or indirectly from the other party to this Agreement; or (iv) can be shown by written documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement.

ARTICLE 8

TERM AND TERMINATION

        8.1    Term.    This Agreement shall commence as of the Option Effective Date and shall continue through the last day of the Option Term, or the expiration of the Negotiation Period if later, unless terminated earlier as provided in Section 8.2.

        8.2    Termination for Cause.    A party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within thirty (30) days after receiving written notice thereof by the non-breaching party.

        8.3    Surviving Obligations.    Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The obligations and rights of the parties under Sections 2.5 (last sentence only), 2.6 (last sentence only) and 8.3 and Articles 1, 6, 7 and 9 shall survive expiration or termination of this Agreement. If this Agreement expires before

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Sankyo has designated a New Back-up Compound in accordance with the last sentence of Section 3.1, then the obligations and rights of the parties under the last sentence of Section 3.1 shall survive expiration of this Agreement for ninety (90) days after the end of the Option Term. The obligations and rights of the parties under Section 3.2 shall survive expiration of this Agreement until the Option has been exercised or the Restated Agreement terminates. The obligations and rights of the parties under Section 4.2(c) shall survive expiration of this Agreement for the period specified therein. In the event this Agreement is terminated by Sankyo pursuant to Section 8.2, the "Option Term" for purposes of Section 4.4 shall be deemed to be [***] after the Option Effective Date. Within eighteen (18) months following the expiration or termination of this Agreement, each party shall return to the other party, or destroy, upon the written request of the other party, any and all Information of the other party in its possession which was provided pursuant to this Agreement (unless otherwise permitted under the Restated Agreement or the New Agreement, as applicable).

ARTICLE 9

MISCELLANEOUS

        9.1    Force Majeure.    Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party (each, an "Event of Force Majeure").

        9.2    Assignment.    Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party. Notwithstanding the foregoing sentence, Metabasis may, without the prior written consent of Sankyo, assign or otherwise transfer this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains, or in the event of its merger or consolidation or change in control or similar transaction, so long as the transferee or surviving entity, as the case may be, is not one of the entities listed on Schedule 1 attached hereto; provided, however, that, in the event of such merger or other transaction, no intellectual property of any acquiring entity that is not a party to this Agreement on the Option Effective Date (other than intellectual property acquired from such a party to this Agreement in connection with such merger or other transaction) shall be included in the technology subject to this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

        9.3    Severability.    Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

        9.4    Notices.    Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, and shall be considered given when delivered personally or by facsimile with confirmation or receipt (and promptly confirmed by personal delivery or courier) or three business days after having been deposited with an internationally recognized courier service, or such earlier delivery date as may be confirmed to the sender by such courier service, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to Metabasis:	METABASIS THERAPEUTICS, INC. 9290 Towne Centre Drive, Building 300 San Diego, CA 92121 U.S.A. Attn: President Telephone: (858) 622-5550 Facsimile: (858) 458-3504
Copies to:	COOLEY GODWARD LLP 4401 Eastgate Mall San Diego, CA 92121 U.S.A. Attn: L. Kay Chandler, Esq. Telephone: (858) 550-6000 Facsimile: (858) 550-6420
If to Sankyo:	SANKYO CO., LTD. 2-58, Hiromachi 1-chome Shinagawa-ku Tokyo 140-8710, Japan Attn: Dr. N. Nakamura, Deputy General Manager, Research Institute Telephone: (813) 3492-3131 Facsimile: (813) 5436-8561
Copies to:	MORRISON & FOERSTER LLP 1-3, Marunouchi 1-chome Chiyoda-ku Tokyo 100-0005, Japan Attn: Ken Siegel, Esq. Telephone: (813) 3214-6522 Facsimile: (813) 3214-6512

        9.5    Applicable Law.    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to conflicts of law principles.

        9.6    Arbitration.    The provisions of Section 20.2.2 of the Restated Agreement will apply to any disputes arising between the parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Agreement.

        9.7    Entire Agreement.    This Agreement (including the provisions of the Restated Agreement referenced herein) contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made with respect to the subject matter hereof are expressly merged in and made a part of this Agreement;

provided that the Restated Agreement shall remain in effect in accordance with its terms; provided further that nothing in this Agreement shall be considered to be a waiver of, or shall otherwise diminish, either party's rights and/or obligations under the Restated Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

        9.8    Headings.    The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

        9.9    Independent Contractors.    It is expressly agreed that Metabasis and Sankyo shall be independent contractors and that the relationship between the two parties shall not constitute a partnership or agency. Neither Metabasis nor Sankyo shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party to do so.

        9.10    Waiver.    The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or any other breach or failure by said other party whether of a similar nature or otherwise.

        9.11    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.

METABASIS THERAPEUTICS, INC.	SANKYO CO., LTD.
By: /s/ PAUL K. LAIKIND	By: /s/ YUKIO SUGIMURA
Name: Paul K. Laikind, Ph.D.	Name: Yukio Sugimura
Title: Chairman, CEO and President	Title: Executive Managing Director, General Manager, Research Institute

SIGNATURE PAGE TO
EXCLUSIVE OPTION AGREEMENT

Schedule 1

        List of entities to whom Metabasis may not assign this Agreement without Sankyo's prior written consent:

1)
[***]

2)
[***]

3)
[***]

4)
[***]

5)
[***]

6)
[***]

7)
[***]

8)
[***]

9)
[***]

10)
[***]

11)
[***]

12)
[***]

13)
[***]

14)
[***]

15)
[***]

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Confidential Treatment Requested.

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  Exhibit 10.18